Shareholder meeting results (Unaudited)

January 28, 2010 annual meeting

At the meeting, each of the nominees for Trustees was elected, as follows:

                        Votes for              Votes withheld
Ravi Akhoury            119,116,106            7,650,868
Jameson A. Baxter       119,204,505            7,562,469
Charles B. Curtis       119,165,566            7,601,408
Robert J. Darretta      119,404,997            7,361,977
Myra R. Drucker         119,151,681            7,615,293
John A. Hill            119,288,393            7,478,581
Paul L. Joskow          119,328,336            7,438,638
Elizabeth T. Kennan     118,902,335            7,864,639
Kenneth R. Leibler      119,369,056            7,397,918
Robert E. Patterson     119,316,182            7,450,792
George Putnam, III      119,318,786            7,448,188
Robert L. Reynolds      119,349,758            7,417,216
W. Thomas Stephens      119,237,412            7,529,562
Richard B. Worley       119,349,166            7,417,808

All tabulations are rounded to the nearest whole number.